Exhibit 4.21

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “SeCURITIES ACT”), OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

WARRANT TO PURCHASE STOCK

Company:	Amyris, Inc., a Delaware corporation
Warrant Certificate:	W-
Number of Shares:
Class of Stock:	Common Stock
Warrant Price:	$0.01 per share
Issue Date:	July 29, 2015
Expiration Date:	The 5th anniversary after the Issue Date

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [INSERT INVESTOR NAME] (together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the Company at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement. This Warrant is issued in connection with the Securities Purchase Agreement between Company and the Purchasers (as defined therein) dated as of July 23, 2015, as amended from time to time (the “Purchase Agreement”).

Article 1.   EXERCISE.

1.1.            Conditions to Exercise. Holder may not exercise this Warrant unless and until this Warrant has been approved by a majority of the Company’s stockholders whose vote was counted at the Stockholders Meeting (the “Exercise Condition”). Upon satisfaction of the Exercise Condition and thereafter, this Warrant shall be exercisable for              shares of the Company’s Common Stock (subject to adjustment as provided herein) (the “Shares”). The number of shares and the Warrant Price are subject to adjustment as provided herein, and all references to “Shares” and “Warrant Price” herein shall be deemed to include any such adjustment or series of adjustments.

1.2.            Method of Exercise.

(a)                Mechanics. This Warrant may be exercised by the Holder on any day on or after the date the Exercise Condition has been satisfied (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1.3). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Shares in accordance with the terms hereof. On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1 and the number of Shares represented by this Warrant submitted for exercise is greater than the number of Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Shares purchasable immediately prior to such exercise under this Warrant, less the number of Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise), the Company’s failure to deliver Shares to the Holder on

2

or prior to the later of ((i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant.

(b)               Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of Shares to which the Holder is entitled and register such Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

1.3.            Cashless Exercise Right. In lieu of exercising this Warrant as specified in Article 1.2, Holder may from time to time, following satisfaction of the Exercise Condition , in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Warrant Price pursuant to Article 1.2, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

3

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the fair market value of each Share shall be the average for the five Trading Days immediately prior to the date of determination thereof of the last reported sale price regular way on each such day, or, in the case no such sale takes place on any such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock on such day, in each case as quoted on the Principal Market, as reported by Bloomberg or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.

C= the Warrant Price then in effect for the applicable Shares at the time of such exercise.

1.4.            Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired. Holder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Warrant upon the exercise or conversion of the Warrant in accordance with this Article 1.

1.5.            Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6.            Treatment of Warrant Upon Acquisition of Company.

1.6.1.      “Acquisition”. For the purpose of this Warrant, “Acquisition” shall mean the occurrence of any of the following: (i) the consolidation of the Company with, or the merger of the Company with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d-5 of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, the Company, other than in each case pursuant to a transaction in which the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares (as defined below) of the Company immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any

4

transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Company’s Board of Directors (the “Board”) does not consist of Continuing Directors (as defined below). For the purposes of this Article 1.7.1, (i) “Voting Shares” of any person shall mean capital shares or capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, and (ii) “Continuing Director” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the Issue Date or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the Board voting with respect thereto shall at the time have been Continuing Directors.

1.6.2.      Treatment of Warrant at Acquisition. In the event of an Acquisition, either (a) Holder shall exercise or convert his Warrant in full with respect to all remaining Shares for which the Warrant is then exercisable and such exercise or conversion will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

1.7.            Insufficient Authorized Shares. If at any time while the Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrant at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrant then outstanding, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrant then outstanding.

Article 2.   ADJUSTMENTS TO THE SHARES.

2.1.            Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock of the Company, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of shares of common stock of the Company to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock for which this Warrant is exercisable, the number of Shares subject to the Warrant shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by

5

reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares subject to the Warrant shall be proportionately decreased.

2.2.            Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than an Acquisition which is subject to the provisions of Article 1.6), Holder shall be entitled to receive, upon exercise or conversion of this Warrant the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3.            Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (which dividend or other distribution has not already been given to the Holder of the Warrant), by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant and prior to the Expiration Date, then, in each such case:

(a) any Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a);

6

provided that in the event that the Distribution is of shares of Common Stock(“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate warrant price equal to the product of the amount by which the warrant price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Shares calculated in accordance with the first part of this paragraph (b).

2.4.            Other Adjustment Events. If any event occurs of the type contemplated by the provisions of this Article 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Article 2.4 will increase the Warrant Price or decrease the number of Shares as otherwise determined pursuant to this Article 2.

2.5.            No Impairment. Without the consent of the Holder, the Company shall not by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.6.            Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder in cash equivalent to the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7.            Certificate as to Adjustments. Upon each adjustment of the Warrant Price and Shares, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price and Shares.

Article 3.   REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Holder as follows:

3.1.            Representations and Warranties. The Company represents and warrants and covenants to the Holder as follows: all Shares which may be issued upon the exercise of the

7

purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company will at all times reserve and keep available, out of its authorized but unissued share of Common Stock, solely for the purpose of providing the exercise or conversion of this Warrant, the aggregate number of Shares issuable upon exercise or conversion of this Warrant. The Company will use its reasonable best efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.

3.2.            No Stockholder Rights. Except as provided in this Warrant, and other than with regard to shares of the Company’s common stock acquired by Holder other than pursuant to the exercise of this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant.

3.3.            Charges, Taxes and Expenses. Issuance of certificates for Shares to the Holder upon the exercise or conversion of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

Article 4.   REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1.            Purchase for Own Account. This Warrant and the securities to be acquired upon exercise or conversion of this Warrant by the Holder will be acquired for investment for the Holders account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act of 1933 (the “Securities Act”) and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2.            Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3.            Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of

8

evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4.            Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.5.            The Securities Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Holder further understands that settlement of this Warrant is to be made in Shares and, for the elimination of doubt, the fact that the Shares delivered on exercise of this Warrant will not be registered under the Securities Act (as defined below) will not in any way require the Company to settle this Warrant otherwise than in Shares, including without limitation, that there is no circumstance that would require the Company to settle this Warrant in cash.

Article 5.   MISCELLANEOUS.

5.1.            Term. Following the satisfaction of the Exercise Condition described in Article 1.1, this Warrant will be exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2.            Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT

9

OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5.3.            Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of the Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D under the Securities Act; provided, however, in any such transfer the transferee shall agree to be bound by the terms of this Warrant as if an original holder hereof.

5.4.            Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be (or on the first business day after transmission by facsimile), in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[investor notice information]

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Amyris, Inc.
5885 Hollis Street, Suite 100

Emeryville, CA 94608

Attn: General Counsel

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attn: Dan Winnike, Esq.

5.5.            Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the parties against which enforcement of such change, waiver, discharge or termination is sought.

5.6.            Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Article 1.4 above is greater than the Warrant Price in effect on such date and the Exercise Condition has occurred prior to such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Article 1.3 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

10

5.7.            Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.8.            Amendment. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

5.9.            Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

5.10.        Governing Law. This Warrant, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

5.11.        Dispute Resolution. This Warrant shall be subject to the dispute resolution provisions of the Exchange Agreement, as such provisions are outlined in Section 9.6 thereof

Article 6.   CERTAIN DEFINITIONS.

“Bloomberg” means Bloomberg Financial Markets.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 5.11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

11

“Principal Market” means The NASDAQ Global Select Market.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

[Balance of Page Intentionally Left Blank]

12

“COMPANY”

Amyris, Inc.

By:
John Melo, Chief Executive Officer

AGREED AND ACKNOWLEDGED:
“HOLDER”

Total Energies Nouvelles ActivitÉs USA

(Signature)

(Print Name)

(Title)

Exhibit A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE STOCK

AMYRIS, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Shares”) of Amyris, Inc. a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Shares.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

[_] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

[_] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

14

Date: _____________ __, _____

Name of Registered Holder

By:
Name:
Title:

Tax ID:
Facsimile:
E-mail Address:

15

Schedule A

Warrants Issued by Registrant

Purchaser	Warrant Shares	Certificate Number
Foris Ventures, LLC	961,538	W-1
Wolverine Flagship Fund Trading Limited	128,205	W-2
Nomis Bay Ltd.	64,102	W-3
Total Energies Nouvelles Activités USA	128,205	W-4
Connective Capital I Master Fund, LTD	64,102	W-5
Connective Capital Emerging Energy QP, LP	32,051	W-6
Naxyris S.A.	224,359	W-7

16